EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 5, 2003, except for Note 5 for which the date is September 18, 2003 and Note 13 for which the date is September 8, 2003, relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated by reference in Smtek International, Inc.’s Annual Report on Form 10-K for the year ended June 30, 2003.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Los Angeles, California
July 21, 2004